TWENTY-SECOND AMENDMENT TO THE

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

WISDOMTREE TRUST

AND

STATE STREET BANK AND TRUST COMPANY

This Twenty-Second Amendment (this “Amendment”) dated as of December 22, 2020 is between WISDOMTREE TRUST (the “Trust”), ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B TO THE AGREEMENT, SEVERALLY AND NOT JOINTLY (each a “Fund” and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

Reference is made to the Securities Lending Authorization Agreement, dated September 27, 2013 (as amended and in effect immediately prior to the date of this Amendment, the “Agreement”), between the Trust, on behalf of each of the Funds, and State Street.

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth below;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.	Amendment. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3.

Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it.

4.

Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5. Effective Date: This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Twenty-Second Amendment.

WISDOMTREE TRUST, on behalf of each of

its series as listed on Schedule B to the Agreement,

severally and not jointly

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Francesco Squillacioti
Name:	Francesco Squillacioti
Title:	Senior Managing Director

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated as of the 27th day of September 2013 between WISDOMTREE TRUST, ON BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliate (collectively, “State Street”), as amended.

Fund Name	Fund Ticker	FYE
WisdomTree Emerging Markets High Dividend Fund	DEM	Mar 31

WisdomTree Emerging Markets SmallCap Dividend Fund	DGS	Mar 31

WisdomTree China ex-State-Owned Enterprises Fund	CXSE	Mar 31

WisdomTree Emerging Markets Quality Dividend Growth Fund	DGRE	Mar 31

WisdomTree International High Dividend Fund	DTH	Mar 31

WisdomTree International Equity Fund	DWM	Mar 31

WisdomTree Europe SmallCap Dividend Fund	DFE	Mar 31

WisdomTree Global High Dividend Fund	DEW	Mar 31

WisdomTree Global ex-U.S. Quality Dividend Growth Fund	DNL	Mar 31

WisdomTree International Dividend ex-Financials Fund	DOO	Mar 31

WisdomTree International LargeCap Dividend Fund	DOL	Mar 31

WisdomTree International MidCap Dividend Fund	DIM	Mar 31

WisdomTree International SmallCap Dividend Fund	DLS	Mar 31

WisdomTree Japan SmallCap Dividend Fund	DFJ	Mar 31

WisdomTree Global ex-U.S. Real Estate Fund	DRW	Mar 31

WisdomTree Japan Hedged Equity Fund	DXJ	Mar 31

WisdomTree Europe Hedged Equity Fund	HEDJ	Mar 31

WisdomTree Japan Hedged SmallCap Equity Fund	DXJS	Mar 31

WisdomTree Germany Hedged Equity Fund	DXGE	Mar 31

WisdomTree U.S. Dividend ex-Financials Fund	DTN	Mar 31

WisdomTree U.S. High Dividend Fund	DHS	Mar 31

WisdomTree U.S. LargeCap Dividend Fund	DLN	Mar 31

WisdomTree U.S. MidCap Dividend Fund	DON	Mar 31

WisdomTree U.S. SmallCap Dividend Fund	DES	Mar 31

WisdomTree U.S. Total Dividend Fund	DTD	Mar 31

WisdomTree U.S. LargeCap Fund	EPS	Mar 31

WisdomTree U.S. Quality Shareholder Yield Fund	QSY	Mar 31

WisdomTree U.S. MidCap Fund	EZM	Mar 31

WisdomTree U.S. SmallCap Fund	EES	Mar 31

WisdomTree U.S. ESG Fund	RESP	Mar 31

WisdomTree U.S. Quality Dividend Growth Fund	DGRW	Mar 31

WisdomTree U.S. SmallCap Quality Dividend Growth Fund	DGRS	Mar 31

WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	AGZD	Aug 31

WisdomTree Interest Rate Hedged High Yield Bond Fund	HYZD	Aug 31

WisdomTree Emerging Markets Local Debt Fund	ELD	Aug 31

WisdomTree Emerging Markets Corporate Bond Fund	EMCB	Aug 31

WisdomTree Floating Rate Treasury Fund	USFR	Aug 31

WisdomTree Europe Quality Dividend Growth Fund	EUDG	Mar 31

WisdomTree International Hedged Quality Dividend Growth Fund	IHDG	Mar 31

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	XSOE	Mar 31

WisdomTree Europe Hedged SmallCap Equity Fund	EUSC	Mar 31

WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	AGGY	Aug 31

WisdomTree Dynamic Currency Hedged International Equity Fund	DDWM	Jun 30

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	DDLS	Jun 30

WisdomTree International Quality Dividend Growth Fund	IQDG	Mar 31

WisdomTree Emerging Markets ESG Fund	RESE	Jun 30

WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	SHAG	Aug 31

WisdomTree U.S. Multifactor Fund	USMF	Mar 31

WisdomTree U.S. Corporate Bond Fund	WFIG	Jun 30

WisdomTree U.S. Short-Term Corporate Bond Fund	SFIG	Jun 30

WisdomTree U.S. High Yield Corporate Bond Fund	WFHY	Jun 30

WisdomTree U.S. Short-Term High Yield Corporate Bond Fund	SFHY	Jun 30

WisdomTree 90/60 U.S. Balanced Fund	NTSX	Jun 30

WisdomTree Emerging Markets Multifactor Fund	EMMF	Mar 31

WisdomTree International Multifactor Fund	DWMF	Mar 31

WisdomTree Growth Leaders Fund	PLAT	Mar 31

WisdomTree Cloud Computing Fund	WCLD	Jun 30

WisdomTree International ESG Fund	RESD	June 30

WisdomTree Cybersecurity Fund	WCBR	June 30

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